Exhibit 99.1

CONTACT: GARRY O. RIDGE

Phone: 619-275-9324

WD-40 COMPANY REPORTS 16.1 PERCENT INCREASE IN NET INCOME FOR THE YEAR

SAN DIEGO, September 24, 2003 /PRNewswire-FirstCall/ – WD-40 Company (Nasdaq: WDFC) today reported its quarterly earnings and announced record sales and earnings for the fiscal year ended August 31, 2003.

Net sales for the fourth quarter were $73.4 million, an increase of 11.4% over sales of $65.9 in the fourth quarter of last year.

Net income for the fourth quarter was $10.3 million, an increase of 19.8% over $8.6 million last year. Earnings per share for the quarter were $0.61 compared to $0.52 for the prior year’s quarter.

Net sales for the year were $238.1 million, an increase of 9.9% over $216.8 million last year, a record for the Company. Net income for the year was $28.6 million compared to $24.7 million last year, an increase of 16.1%, also a record for the Company.

Earnings per share for the year were $1.71 compared to $1.53 per share in the same period last year.

“We are very pleased with our performance for both the quarter and the year and are proud that our activities surrounding the global celebration of our 50th anniversary have been very successful,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “It was exciting to open the NASDAQ market earlier this week and to celebrate this golden milestone with our people worldwide.”

WD-40 Company reports 16.1 percent increase in net income	Page 2

Fiscal Year Guidance

In fiscal year 2004, WD-40 Company expects an increase in net sales of 9.4% over fiscal 2003. By geographic segment, WD-40 Company expects sales increases in the Americas of 9%, increases in Europe of 12.0% and increases in Asia of 12.2%. By product line, WD-40 Company expects sales growth of 8.5% in lubricants, 11.5% in household products and 2.6% in hand cleaners.

Investment in global advertising and promotional expenses for the year is expected to be in the range of 8-10% of net sales.

WD-40 Company expects net income to increase between 5% and 10% in 2004, achieving earnings per share of $1.80 to $1.90 for the year based on an estimated 16.9 million shares outstanding.

The board of directors of WD-40 Company declared a regular quarterly dividend on September 23, 2003 of $0.20 per share, payable October 31, 2003 to stockholders of record on October 10, 2003.

Total sales for the quarter were 75% from the Americas, 19% from Europe and 6% from Asia/Pacific. In the Americas, sales for the fourth quarter were up 10.7% from a year ago and up 8.1% on a year to date basis.

WD-40 Company reports 16.1 percent increase in net income	Page 3

In Europe, sales were up 13.7% for the fourth quarter and up 16.3% for the year. In the Asia/Pacific region, sales for the quarter were up 13.1% from last year and sales for the year were up 12.7% over the comparable period last year.

“We are particularly pleased with our fiscal year performance in Asia where we have seen sales growth of 10.7 percent, in a region that has been particularly volatile in the past several years,” Ridge said.

Global sales of the lubricants WD-40 and 3-IN-ONE Oil(R) in the quarter were $45.5million, up 17.5%, and $145.0 million for the year, up 7.9%.

“During the year we saw growth in our lubricant business in every major region of the world,” Ridge said. “This was due to our continued focus on supporting our fortress brand, WD-40 and the development and launch of the new 3-In-One Professional Line in the US, Europe and Asia.”

Sales of heavy-duty hand cleaners Lava(R) and Solvol(R) were down 11.1% to $2.2million for the quarter, and for the year were $7.5 million, down 25.7%.

“As we anticipated, we had good growth in the Solvol business in Australia that was more than offset by our declines in sales of Lava in the US and our withdrawal from the Lava business in the UK,” Ridge said.

WD-40 Company reports 16.1 percent increase in net income	Page 4

Sales of household products X-14(R), Carpet Fresh(R), 2000 Flushes(R) and Spot Shot (R) were $25.6 million during the quarter, up 4.0%, and were $85.6 million year to date, up 18.4% over last year.

“The increase in household products sales for the year were entirely from Spot Shot, which offset shortfalls in the other products in this category,” Ridge said. “Our vision is to continue to build global sales in our lubricant business, increase the value we generate from the existing assets by unlocking new revenue from our current brands and identifying and capitalizing on opportunities to expand Spot Shot business in areas around the world.”

Line extensions across the company’s brands are currently under review.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, and Spot Shot®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $ 238.1 million in fiscal 2003. Additional information about WD-40 Company can be obtained online at www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impacts of promotional programs, impacts of line extensions and the uncertainty of market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company reports 16.1 percent increase in net income	Page 5

WD-40 Company

Consolidated Condensed Statement of Income

	Three Months Ended		Year Ended
	August 31, 2003	August 31, 2002	August 31, 2003	August 31, 2002
Net sales	$73,378,000	$65,878,000	$238,140,000	$216,764,000
Cost of product sold	35,303,000	31,998,000	115,928,000	108,153,000

Gross profit	38,075,000	33,880,000	122,212,000	108,611,000

Operating expenses:
Selling, general & administrative	15,452,000	15,861,000	54,061,000	50,718,000
Advertising & sales promotions	4,908,000	4,344,000	17,449,000	15,242,000
Loss on write off of non-compete agreement	—	—	879,000	—
Amortization	—	72,000	71,000	285,000

Income from operations	17,715,000	13,603,000	49,752,000	42,366,000

Other income (expense)
Interest expense, net	(1,604,000)	(1,769,000)	(6,740,000)	(5,791,000)
Loss on early extinguishment of debt	—	—	—	(1,032,000)
Other income, net	77,000	66,000	383,000	268,000

Income before income taxes	16,188,000	11,900,000	43,395,000	35,811,000
Provision for income taxes	5,912,000	3,319,000	14,754,000	11,135,000

Net Income	$10,276,000	$8,581,000	$28,641,000	$24,676,000

Earnings per common share:
Basic	$0.62	$0.52	$1.73	$1.54

Diluted	$0.61	$0.52	$1.71	$1.53

Basic common equivalent shares	16,664,353	16,438,620	16,581,247	15,978,961

Diluted common equivalent shares	16,859,982	16,613,151	16,758,775	16,154,984

Dividends declared per share	$0.20	$0.20	$0.80	$0.94

WD-40 Company reports 16.1 percent increase in net income Page 6

WD-40 Company

Consolidated Condensed Balance Sheet

	August 31, 2003	August 31, 2002
Assets
Current assets:
Cash and cash equivalents	$41,971,000	$11,091,000
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,768,000 and $1,786,000	41,925,000	43,754,000
Product held at contract packagers	1,704,000	2,135,000
Inventories	4,709,000	6,143,000
Other current assets	4,960,000	4,540,000

Total current assets	95,269,000	67,663,000
Property, plant, and equipment, net	6,523,000	6,196,000
Goodwill and other intangibles, net	127,967,000	129,375,000
Deferred tax, net	844,000	5,402,000
Other long-term assets	6,264,000	6,409,000

	$236,867,000	$215,045,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,000,000	$—
Accounts payable	14,772,000	15,871,000
Accrued liabilities	11,999,000	11,873,000
Accrued payroll and related expenses	5,122,000	5,724,000
Income taxes payable	3,036,000	1,495,000
Revolving line of credit	—	299,000

Total current liabilities	44,929,000	35,262,000
Long-term debt	85,000,000	95,000,000
Deferred employee benefits and other long-term liabilities	1,781,000	1,605,000

Total liabilities	131,710,000	131,867,000
Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — shares issued and outstanding of 16,728,571 and 16,450,604	17,000	16,000
Paid-in capital	40,560,000	34,400,000
Retained earnings	64,068,000	48,699,000
Accumulated other comprehensive income	512,000	63,000

Total shareholders’ equity	105,157,000	83,178,000

	$236,867,000	$215,045,000

WD-40 Company reports 16.1 percent increase in net income Page 7

WD-40 Company

Consolidated Condensed Statement of Cash Flows

	Year Ended
	August 31, 2003	August 31, 2002
Cash flows from operating activities:
Net income	$28,641,000	$24,676,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,827,000	1,824,000
Loss on write off of non-compete agreement	879,000	—
Loss (gain) on sale of equipment	34,000	(4,000)
Deferred income tax expense	4,577,000	1,753,000
Tax benefit from exercise of stock options	370,000	498,000
Non-cash compensation upon issuance of restricted stock	109,000	94,000
Loss on early extinguishment of debt	—	1,032,000
Equity earnings in joint venture in excess of distributions received	(99,000)	(329,000)
Changes in assets and liabilities, net of assets and liabilities acquired:
Trade accounts receivable	2,353,000	(3,668,000)
Product held at contract packagers	431,000	1,851,000
Inventories	1,533,000	5,585,000
Other assets	(497,000)	28,000
Accounts payable and accrued expenses	(1,800,000)	4,126,000
Income taxes payable	1,518,000	(2,017,000)
Deferred employee benefits	71,000	94,000

Net cash provided by operating activities	39,947,000	35,543,000

Cash flows from investing activities:
Capital expenditures	(2,058,000)	(1,180,000)
Proceeds from sale of equipment	175,000	122,000
Acquisition of business, net of cash acquired	(48,000)	(35,424,000)
Proceeds from payments of note receivable	618,000	626,000
Gain on Litigation settlement related to acquired business	—	1,292,000

Net cash used in investing activities	(1,313,000)	(34,564,000)

Cash flows from financing activities:
Proceeds from exercise of common stock options	5,681,000	6,575,000
Proceeds from issuance of long-term debt, net of issuance costs of $342,000 in 2002.	—	94,658,000
(Payments) borrowings on line of credit	(299,000)	299,000
Repayment of long-term debt	—	(79,783,000)
Dividends paid	(13,272,000)	(16,094,000)

Net cash (used in) provided by financing activities	(7,890,000)	5,655,000

Effect of exchange rate changes on cash and cash equivalents	136,000	77,000

Increase in cash and cash equivalents	30,880,000	6,711,000
Cash and cash equivalents at beginning of period	11,091,000	4,380,000

Cash and cash equivalents at end of period	$41,971,000	$11,091,000

WD-40 Company reports 16.1 percent increase in net income Page 8

WD-40 Company

Consolidated Condensed Statement of Other Comprehensive Income

	Three Months Ended		Year Ended
	August 31, 2003	August 31, 2002	August 31, 2003	August 31, 2002
Net Income	$10,276,000	$8,581,000	$28,641,000	$24,676,000
Other comprehensive income (loss)
Foreign currency translation adjustments	(308,000)	411,000	449,000	706,000

Total comprehensive income	$9,968,000	$8,992,000	$29,090,000	$25,382,000